Exhibit 99.1
News from

Buckeye

FOR IMMEDIATE RELEASE
Contact:                           Steve Dean
       Sr. Vice President
and Chief Financial Officer
901-320-8352
Shirley Spears
Investor Relations
901-320-8125
Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES FOURTH QUARTER & FISCAL YEAR 2008 EARNINGS RESULTS SCHEDULE

MEMPHIS, TN July 2, 2008- Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Tuesday, August 12, 2008 at 9:00 a.m. Central (10:00 Eastern) to discuss fourth quarter and fiscal year 2008 results.

All interested parties are invited to listen to the audio conference call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  The replay will be archived on these websites through September 5, 2008.

In addition, persons interested in listening by telephone may dial in at (877) 856-1961 within the United States.  International callers should dial (719) 325-4808. Participants should call no later than 8:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 4424301.  This replay will be available until midnight August 26, 2008.

A press release will be issued via Business Wire after the market closes on August 11.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.